UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): May 14, 2026 (May 12, 2026)

CSX CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-8022	62-1051971
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

500 Water Street, 15th Floor, Jacksonville, FL 32202
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
(904) 359-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 Par Value	CSX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 14, 2026, CSX Corporation (the “Company” or “CSX”) announced the separation from employment of Stephen Fortune, Executive Vice President and Chief Digital & Technology Officer of the Company, effective immediately. Upon his separation from employment, subject to his signing a customary employment separation agreement and release form, Mr. Fortune will be eligible to receive compensation and benefits in accordance with the CSX Executive Severance Plan, the terms of which are described in the Company’s 2026 Proxy Statement filed with the Securities and Exchange Commission (“SEC”) on March 30, 2026.

Also on May 14, 2026, the Company announced that Steve Watkins, current Vice President of Product Management for Rail Operations at the Company, will assume Mr. Fortune’s responsibilities and report directly to Kevin S. Boone, Executive Vice President and Chief Financial Officer of the Company, effective immediately.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

CSX held its Annual Meeting of Shareholders (the “Annual Meeting”) on Tuesday, May 12, 2026. The final voting results for each matter submitted to a shareholder vote at the Annual Meeting are set forth below.

Item	1: The following twelve persons were elected to the CSX Board of Directors:

	For	Against	Abstain	Broker Non-Votes
Stephen F. Angel	1,379,611,608	46,375,076	2,471,569	213,699,418
Ann D. Begeman	1,407,150,154	18,833,890	2,474,209	213,699,418
Thomas P. Bostick	1,395,768,141	29,390,759	3,299,353	213,699,418
Anne H. Chow	1,393,916,195	31,426,906	3,115,152	213,699,418
Steven T. Halverson	1,343,879,631	81,915,714	2,662,908	213,699,418
Paul C. Hilal	1,392,009,101	34,194,853	2,254,299	213,699,418
David M. Moffett	1,381,936,630	44,017,246	2,504,377	213,699,418
Linda H. Riefler	1,322,836,571	103,201,665	2,420,017	213,699,418
Suzanne M. Vautrinot	1,390,765,256	34,480,415	3,212,582	213,699,418
James L. Wainscott	1,419,522,887	6,381,014	2,554,352	213,699,418
J. Steven Whisler	1,374,258,917	51,691,965	2,507,371	213,699,418
John J. Zillmer	1,122,661,746	299,018,366	6,778,141	213,699,418

Item 2:	Sharehoders ratified the appointment of Ernst & Young LLP as CSX’s independent registered public accounting firm for 2026, by the votes set forth in the table below:

For	Against	Abstain
1,517,948,214	121,775,991	2,433,466

Item 3:	Shareholders approved, on an advisory (non-binding) basis, the compensation of CSX’s named executive officers, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
1,324,087,828	98,932,409	5,438,016	213,699,418

No other matters were submitted for shareholder action.

Item 8.01.	Other Events.

On May 12, 2026, the Board of Directors authorized a new share repurchase program, providing $5 billion of incremental authority to the approximately $989 million remaining under the existing share repurchase program as of March 31, 2026.

The share repurchases may be made through a variety of methods including, but not limited to, open market purchases, purchases pursuant to Rule 10b5-1 plans, accelerated share repurchases and negotiated block purchases. The timing of share repurchases depends upon marketplace conditions and other factors, and the program remains subject to the discretion of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION

By:	/s/ Michael S. Burns
Name:	Michael S. Burns
Title:	Senior Vice President – Chief Legal Officer and Corporate Secretary

DATE: May 14, 2026